EXHIBIT 10.28

AMENDMENT NO. 2 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of November 16, 2007 by and among BURLINGTON MORELOS, S.A. DE C.V., a Mexican stock limited liability corporation (sociedad anónima de capital variable) (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself and as Agent, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Term Loan Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrower, the Agent and the Lenders entered into that certain Term Loan Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Term Loan Agreement”); and

WHEREAS, the parties to the Term Loan Agreement have agreed to an amendment to the Term Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 General Amendment.

1.1 The Term Loan Agreement is hereby amended by replacing each occurrence of the defined term “Term Loan” in Sections 2.3, 2.4, 2.18(a), 2.18(c), 4.1, 6.4, and 7.4(c) with the defined term “Initial Term Loan”.

2 Amendments to Section 1.

2.1 Section 1 of the Term Loan Agreement is hereby amended by adding the following defined terms in alphabetical order and renumbering the provisions of Section 1 accordingly:

“‘Increased Amount Date’ has the meaning specified in Section 2.20(a).

‘Initial Commitment’ shall mean the amount of each Lender’s Commitment on the Closing Date as set forth on Schedule 1.21 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Commitments as of the Closing Date is US$15,000,000.

‘Initial Term Loans’ has the meaning specified in Section 2.1.

‘New Term Loans’ has the meaning specified in Section 2.20(b).

‘New Term Loan Commitments’ has the meaning specified in Section 2.20(a).

‘New Term Loan Lender’ has the meaning specified in Section 2.20(a).

‘Series’ has the meaning specified in Section 2.20(a).

‘Third Amendment Effective Date’ shall mean November 16, 2007.

‘Wachovia Non Pro Rata Pay Down’ has the meaning specified in Section 2.18(b).

‘Wachovia Pay Down Amount’ has the meaning specified in Section 2.18(b).”

2.2 Section 1 of the Term Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

“‘Commitment’ means the commitment of a Lender to make or otherwise fund a Term Loan and ‘Commitments’ means such commitments of all Lenders in the aggregate.

‘Term Loan’ means an Initial Term Loan and a New Term Loan and ‘Term Loans’ means the Initial Term Loans and New Term Loans.”

3 Amendments to Section 2.

3.1 Section 2.1 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“2.1 The Term Loans. Each of the initial Lenders severally agrees, upon the satisfaction of the conditions precedent set forth in Article 4, to make a term loan (collectively, the “Initial Term Loans”) to Borrower on the Closing Date in an amount equal to such Lender’s Initial Commitment; provided, however, that, the aggregate principal amount of all outstanding Initial Term Loans shall not exceed the Maximum Amount. Borrower may make only one borrowing under the Initial Commitments which shall be on the Closing Date. Once repaid, the Initial Term Loans may not be reborrowed. Each Lender’s Initial Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Commitment on such date.”

3.2 Section 2.18(b) of the Term Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) Settlement. At least once each calendar month or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal and interest paid for the benefit of Lenders with respect to each applicable Term Loan. Agent shall pay to each Lender such Lender’s Pro Rata Share of principal and interest paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Term Loans held by it. Notwithstanding the preceding sentence, on the Third Amendment Effective Date, Borrower may pay to Agent an amount equal to the then aggregate principal amount of all outstanding Term

Loans of Wachovia Bank, National Association (the “Wachovia Pay Down Amount”) under this Agreement, which amount Agent shall pay in full to Wachovia Bank, National Association without regard to each Lender’s Pro Rata Share (the “Wachovia Non Pro Rata Pay Down”). Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.”

3.3 Section 2 of the Term Loan Agreement is hereby amended to add the following new Section 2.20 immediately following Section 2.19:

“2.20 Commitment Increase. (a) Borrower may by written notice to Agent, on no more than one occasion, elect to request the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), (i) in an aggregate amount equal to (A) the Wachovia Pay Down Amount less (B) all Pro Rata Share payments of principal that would have been payable to Wachovia Bank, National Association since the date of the Wachovia Non Pro Rata Pay Down had the Wachovia Non Pro Rata Pay Down not occurred and (ii) not less than $1,000,000 individually (or such lesser amount which shall be approved by Agent). Such notice shall specify (A) the date (the “Increased Amount Date”) on which Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Agent and (B) the identity of each Lender or other Person that is an Assignee under Section 11.11 of this Agreement (each, a “New Term Loan Lender”) to whom Borrower proposes any portion of such New Term Loan Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (2) the Wachovia Non Pro Rata Pay Down shall have occurred; (3) Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Term Loan Commitments; (4) the Agent shall have received amendments to this Agreement, a joinder agreement for any New Term Loan Lender and all other promissory notes, agreements, documents and instruments requested by the Agent in its reasonable discretion evidencing and setting forth the conditions of the New Term Loan Commitments.

(b) On any Increased Amount Date on which any New Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Term Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans made pursuant thereto.

(c) Agent shall notify Lenders promptly upon receipt of Borrower’s notice of the Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments shall be identical to the Initial Term Loans. Each joinder agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provision of this Section 2.20.”

3.4 Section 11.11(b) of the Term Loan Agreement is hereby amended by deleting the parenthetical “(but excluding any entity which is a direct competitor of Borrower, Cone Denim LLC or their respective Affiliates)” and inserting “(but excluding any entity which is (x) the Borrower or any Affiliate of the Borrower or (y) a direct competitor of Borrower, Cone Denim LLC or their respective Affiliates)” in its place.

4 Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, Borrower represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a) the execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms; and

(b) upon the effectiveness of this Amendment, all of the representations and warranties contained in the Term Loan Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

5 Conditions to Effectiveness. This Amendment shall be effective on the date when this Amendment shall have been duly executed and delivered by Borrower, Agent and the Required Lenders.

6 Miscellaneous.

6.1 Effect; Ratification.

(a) Except as specifically set forth above, the Term Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Term

Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Term Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Term Loan Agreement as amended hereby.

(c) Borrower acknowledges and agrees that the amendments and waivers set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Term Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

6.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

6.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.4 Loan Document. This Amendment shall constitute a Loan Document.

6.5 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BURLINGTON MORELOS, S.A. DE C.V. as Borrower

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President

By:	/s/ Gary L. Smith
Name:	Gary L. Smith
Title:	Director

[Signature Page to Amendment No. 2 to Term Loan Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ John Garvey
Name:	John Garvey
Title:	Duly Authorized Signatory

[Signature Page to Amendment No. 2 to Term Loan Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

[Signature Page to Amendment No. 2 to Term Loan Agreement]

BANK OF AMERICA, N.A, as a Lender

By:	/s/ John Yankauskas
Name:	John Yankauskas
Title:	Sr. Vice President

[Signature Page to Amendment No. 2 to Term Loan Agreement]